Exhibit 107

Calculation of Filing Fee Tables

Form S-8
(Form Type)

Evolus, Inc.
(Exact Name of Registrant as Specified in its Charter)

Table 1—Newly Registered Securities

Security type	Security Class Title	Fee Calculation Rule	Amount Registered(1)	Proposed Maximum Offering Price Per Share	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
Equity	Common Stock, par value $0.00001 per share	Other	2,223,080(2)	$9.12(3)	$20,274,489.60	$0.0000927	$1,879.45
Equity	Common Stock, par value $0.00001 per share	Other	171,103(4)	$9.15(5)	$1,565,592.45	$0.0000927	$145.13
Equity	Common Stock, par value $0.00001 per share	Other	39,012(6)	$9.12(3)	$355,789.44	$0.0000927	$32.98
Total Offering Amounts					$22,195,871.49		$2,057.56
Total Fee Offsets							—
Net Fee Due							$2,057.56
(1)Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement will also cover any additional shares of the common stock of Evolus, Inc. (the “Company” or the “Registrant”) that become issuable by reason of any stock dividend, stock split, recapitalization, or other similar transaction effected that results in an increase to the number of outstanding shares of the Registrant’s common stock.
(2)Consists of shares issuable under the Evolus, Inc. 2017 Omnibus Incentive Plan (the “Plan”).
(3)Estimated in accordance with Rules 457(c) and (h) solely for the purpose of calculating the registration fee on the basis of the average of the high and low prices of the Registrant’s common stock as reported on the Nasdaq Global Market on March 1, 2022.
(4)Consists of shares issuable under an inducement stock option award granted by the Registrant as a material inducement to an individual's acceptance of employment with the Registrant in accordance with Nasdaq Listing Rule 5635(c)(4) (an “Inducement Stock Option Award”).
(5)Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(h) of the Securities Act. The price per share and aggregate offering price are calculated on the basis of the exercise price of the shares underlying the applicable Inducement Stock Option Award.
(6)Consists of shares issuable under an inducement restricted stock unit award granted by the Registrant as a material inducement to the individual’s acceptance of employment with the Registrant in accordance with Nasdaq Listing Rule 5635(c)(4) (an “Inducement Restricted Stock Unit Award”).